Exhibit 99.28(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of Investment Managers Series Trust II, with respect to Tradr 2X Long FCEL Daily ETF, Tradr 2X Long QTUM Daily ETF, Tradr 2X Long FIX Daily ETF, Tradr 2X Long QXO Daily ETF, Tradr 2X Long FRVO Daily ETF, Tradr 2X Long SANM Daily ETF, Tradr 2X Long IQMX Daily ETF, Tradr 2X Long SATL Daily ETF, Tradr 2X Long NASA Daily ETF, Tradr 2X Long SECZ Daily ETF, Tradr 2X Long NXT Daily ETF, Tradr 2X Long VISN Daily ETF, Tradr 2X Short ASTS Daily ETF, Tradr 2X Short NASA Daily ETF, Tradr 2X Short IGV Daily ETF, Tradr 2X Short NOW Daily ETF, Tradr 2X Short MRVL Daily ETF and Tradr 2X Short QTUM Daily ETF, each a series of shares of Investment Managers Series Trust II, under the heading “Independent Registered Public Accounting Firm” in the Prospectus and Statement of Additional Information.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania

October 23, 2026